September 2026 Registration Statement No. 333-287303 Pricing Supplement dated September 18, 2026 Filed pursuant to Rule 424(b)(2)

Structured Investments

Opportunities in U.S. Equities

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Unlike conventional debt securities, the securities will pay no interest and do not guarantee the return of the full principal amount at maturity. Instead, if the closing price of each underlier is greater than or equal to its initial underlier value on any determination date (monthly, beginning September 27, 2027) other than the final determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount plus the call premium applicable to that determination date, as set forth below. If the securities are not automatically redeemed prior to maturity and the final underlier value of the worst performing underlier is greater than or equal to 60% of its initial underlier value, which we refer to as a trigger value, at maturity investors will receive the stated principal amount plus the maturity date premium, as set forth below. The call premium applicable to each determination date (other than the final determination date) and the maturity date premium applicable to the final determination date are each based on a return of approximately 56.85% per annum. However, if the securities are not automatically redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its trigger value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value of the worst performing underlier is less than its initial underlier value. Under these circumstances, the amount investors receive will be less than 60% of the stated principal amount and could be zero. Because any payment on the securities is based on the worst performing of the underliers, a decline in the closing price of any underlier below its initial underlier value on any determination date (other than the final determination date) will result in the securities not being automatically redeemed prior to maturity, and a decline in the final underlier value of any underlier below its trigger value on the final determination date will result in a significant loss of your investment, in each case, even if the other underliers appreciate or have not declined as much. The securities are for investors who are willing and able to risk their principal and forgo current income and participation in any appreciation in the value of any underlier in exchange for the potential fixed call premium or maturity date premium and the limited protection against loss that applies only if the securities are not automatically redeemed and if the final underlier value of each underlier is greater than or equal to its trigger value. Investors may lose their entire initial investment in the securities. Any positive return on the securities will be limited to the applicable call premium or maturity date premium, as applicable, and you will not participate in any appreciation in the value of any underlier, which may be significant. The securities are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the securities, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 5 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the securities. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS*
Issuer:	Barclays Bank PLC
Reference assets:	Common stock of Astera Labs, Inc., common stock of Advanced Micro Devices, Inc. and common stock of Marvell Technology, Inc. (each an “underlier” and together the “underliers”)
Underlier issuer	Bloomberg ticker	Initial underlier value(1)	Trigger value(2)
Astera Labs, Inc.	ALAB UW<Equity>	$303.25	$181.95
Advanced Micro Devices, Inc.	AMD UW<Equity>	$559.82	$335.89
Marvell Technology, Inc.	MRVL UW<Equity>	$244.25	$146.55
(1) With respect to each underlier, the closing price of that underlier on the pricing date (2) With respect to each underlier, 60% of its initial underlier value (rounded to two decimal places)
Aggregate principal amount:	$1,525,000
Stated principal amount:	$1,000 per security
Pricing date:	September 18, 2026
Original issue date:	September 23, 2026
Maturity date†:	September 21, 2028
Determination dates†, early redemption dates† and applicable premiums:

The determination dates, including the final determination date, the early redemption dates, the call premium applicable to each determination date (other than the final determination date) and the maturity date premium applicable to the final determination date are set forth in the table below.

Determination Date	Early Redemption Date	Call Premium / Maturity Date Premium
September 27, 2027	September 30, 2027	$1,000 × 56.8500%
October 18, 2027	October 21, 2027	$1,000 × 61.5875%
November 18, 2027	November 23, 2027	$1,000 × 66.3250%
December 20, 2027	December 23, 2027	$1,000 × 71.0625%
January 18, 2028	January 21, 2028	$1,000 × 75.8000%
February 18, 2028	February 24, 2028	$1,000 × 80.5375%
March 20, 2028	March 23, 2028	$1,000 × 85.2750%
April 18, 2028	April 21, 2028	$1,000 × 90.0125%
May 18, 2028	May 23, 2028	$1,000 × 94.7500%
June 20, 2028	June 23, 2028	$1,000 × 99.4875%
July 18, 2028	July 21, 2028	$1,000 × 104.2250%
August 18, 2028	August 23, 2028	$1,000 × 108.9625%
September 18, 2028 (the “final determination date”)	N/A	$1,000 × 113.7000% (the “maturity date premium”)
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive on the maturity date a cash payment per security determined as follows:

•   If the final underlier value of the worst performing underlier is greater than or equal to its trigger value:

$1,000 + maturity date premium

•   If the final underlier value of the worst performing underlier is less than its trigger value:

$1,000 × underlier performance factor of the worst performing underlier

This amount will be less than the stated principal amount of $1,000 and will represent a loss of more than 40%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the securities. Any payment on the securities, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 5 of this document.
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per security	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$1,525,000	$1,525,000	$38,125	$1,486,875
(1)	Our estimated value of the securities on the pricing date, based on our internal pricing models, is $931.30 per security. The estimated value is less than the initial issue price of the securities. See “Additional Information Regarding Our Estimated Value of the Securities” on page 4 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each security they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each security.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the securities and hold such securities for investment for a period of at least 30 days. Accordingly, the total principal amount of the securities may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of securities available for secondary trading and, therefore, could adversely affect the price of the securities in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 14 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The securities will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the securities. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The securities constitute our unsecured and unsubordinated obligations. The securities are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Terms continued from previous page:
Automatic early redemption:	If, on any determination date other than the final determination date, the closing price of each underlier is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an early redemption payment on the early redemption date immediately following that determination date. The securities will not be redeemed early if the closing price of any underlier is less than its initial underlier value on the related determination date. No further payments will be made on the securities after they have been redeemed.
Early redemption payment:	The early redemption payment will be an amount per security equal to (i) the stated principal amount plus (ii) the applicable call premium set forth above.
Interest:	None
Underlier performance factor:	With respect to each underlier, its final underlier value divided by its initial underlier value
Worst performing underlier:	The underlier with the lowest underlier performance factor
Final underlier value:	With respect to each underlier, the closing price of that underlier on the final determination date
Closing price:	With respect to each underlier, closing price has the meaning set forth under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749JZV6 / US06749JZV69
Listing:	The securities will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)
*	The underliers and the terms of the securities are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement. See “Risk Factors—Risks Relating to the Underliers” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset,” “Reference Assets—Least or Best Performing Reference Asset—Scheduled Trading Days and Market Disruption Events for Securities Linked to the Reference Asset with the Lowest or Highest Return in a Group of Two or More Equity Securities, Exchange-Traded Funds, Equity Indices and/or Equity Futures Indices” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement
Barclays Capital Inc.
September 2026	Page 2

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Additional Terms of the Securities

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the securities are a part. This document, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

September 2026	Page 3

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Securities

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the securities might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the securities on the pricing date is less than the initial issue price of the securities. The difference between the initial issue price of the securities and our estimated value of the securities results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the securities may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the securities in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the securities in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the securities because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the securities and other costs in connection with the securities that we will no longer expect to incur over the term of the securities. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the securities and/or any agreement we may have with the distributors of the securities. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 14 of this document.

September 2026	Page 4

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the securities into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the securities of such shares, securities or obligations); (iii) the cancellation of the securities and/or (iv) the amendment or alteration of the maturity of the securities, or the amendment of the amount of interest or any other amounts due on the securities, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the securities solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the securities further acknowledges and agrees that the rights of the holders or beneficial owners of the securities are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the securities may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

September 2026	Page 5

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Investment Summary

Trigger Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Trigger Jump Securities with Auto-Callable Feature due September 21, 2028 Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc. (the “securities”) can be used:

▪	To provide for the possibility of an automatic call of the securities at a fixed call premium if the closing price of each underlier on any determination date (other than the final determination date) is greater than or equal to its initial underlier value.

▪	To provide for the possibility of a return equal to the maturity date premium if the securities are not automatically redeemed prior to maturity and the final underlier value of the worst performing underlier is greater than or equal to its trigger value.

▪	As an alternative to direct exposure to the worst performing underlier that provides for the potential of a fixed positive return upon early redemption if the closing price of each underlier is greater than or equal to its initial underlier value as of any determination date (other than the final determination date) in lieu of full participation in any potential appreciation in the value of any underlier.

▪	If the securities are not redeemed prior to maturity, to provide limited protection against a loss of principal and to earn a fixed positive return in the event of a decline of the worst performing underlier from its initial underlier value to its final underlier value, but only if the final underlier value of the worst performing underlier is greater than or equal to its trigger value.

Any positive return on the securities will be limited to the applicable call premium or maturity date premium, as applicable, and you will not participate in any appreciation in the value of any underlier, which may be significant. If the final underlier value of the worst performing underlier is less than its trigger value, the securities are exposed on a 1:1 basis to the negative performance of the worst performing underlier from its initial underlier value.

Maturity:	Approximately two years (unless redeemed earlier)
Early redemption payment:	If payable, the early redemption payment will be an amount equal to the sum of (i) the stated principal amount and (ii) the applicable call premium.
Trigger value:	For each underlier, 60% of its initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the securities if not automatically redeemed prior to maturity.
Interest:	None

September 2026	Page 6

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Key Investment Rationale

The securities are for investors who are willing and able to risk their principal and forgo current income and participation in any appreciation in the value of any underlier in exchange for the potential fixed call premium or maturity date premium and the limited protection against loss that applies only if the securities are not automatically redeemed and if the final underlier value of each underlier is greater than or equal to its trigger value. Investors may lose their entire initial investment in the securities. Any positive return on the securities will be limited to the applicable call premium or maturity date premium, as applicable, and you will not participate in any appreciation in the value of any underlier, which may be significant.

Automatic Early Redemption Scenario	If the closing price of each underlier on any determination date (other than the final determination date) is greater than or equal to its initial underlier value, the securities will be automatically redeemed for an amount per security equal to the early redemption payment applicable to that determination date based on a return of approximately 56.85% per annum. No further payments will be made on the securities after they have been redeemed.
Trigger Feature	At maturity, even if the value of the worst performing underlier has declined over the term of the securities, investors will receive their stated principal amount plus the maturity date premium, but only if the final underlier value of the worst performing underlier is greater than or equal to its trigger value.
Upside Scenario at Maturity	The securities are not redeemed prior to maturity and the final underlier value of the worst performing underlier is greater than or equal to its trigger value. In this case, at maturity, the securities pay the stated principal amount of $1,000 plus the maturity date premium of $1,000 × 113.70%.
Downside Scenario at Maturity	The securities are not redeemed prior to maturity and the final underlier value of the worst performing underlier is less than its trigger value. The payment due at maturity will be equal to the stated principal amount times the underlier performance factor of the worst performing underlier. In this case, at maturity, the securities pay less than 60% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease in the final underlier value of the worst performing underlier from its initial underlier value. For example, if the final underlier value of the worst performing underlier is 50% less than its initial underlier value, the securities will pay $500.00 per security, or 50% of the stated principal amount, for a loss of 50% of the stated principal amount. There is no minimum payment at maturity on the securities. Accordingly, investors could lose their entire investment in the securities.
September 2026	Page 7

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Selected Purchase Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek the potential for a fixed return equal to the applicable call premium if the closing price of each underlier on any determination date (other than the final determination date) is greater than or equal to its initial underlier value or a fixed return equal to the maturity date premium if the final underlier value of each underlier is greater than or equal to its trigger value.

▪	You anticipate that the closing price of each underlier will be greater than or equal to its initial underlier value on at least one determination date (other than the final determination date) or its trigger value on the final determination date, and you are willing and able to accept the risk that, if the final underlier value of the worst performing underlier is less than its trigger value, you will lose a significant portion, and possibly all, of the stated principal amount of the securities.

▪	You understand and accept that any positive return on the securities will be limited to the applicable call premium or maturity date premium, as applicable, and you will not participate in any appreciation in the value of any underlier, which may be significant.

▪	You are willing and able to accept the individual market risk of each underlier and you understand that poor performance by any underlier on any determination date may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of the securities composing the underliers, nor will you have any voting rights with respect to the issuers of the underliers.

▪	You understand that if the securities are automatically redeemed on an earlier determination date, you will receive a lower call premium than if the securities were redeemed on a later determination date and that you will not receive the highest premium if the securities are automatically redeemed prior to the final determination date.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the securities to maturity if the securities are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the securities.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The securities may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the closing price of at least one underlier will be less than its initial underlier value on each determination date (other than the final determination date) and that the final underlier value of at least one underlier will be less than its trigger value on the final determination date, or you are unwilling or unable to accept the risk that, under these circumstances, you will lose a significant portion, and possibly all, of the stated principal amount of the securities.

▪	You seek an investment that provides for participation in any upside performance of the underliers above the applicable call premium or maturity date premium, as applicable.

▪	You are unwilling or unable to accept the individual market risk of each underlier or the risk that poor performance by any underlier on any determination date may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers.

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the worst performing of the underliers, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to dividends or distributions on, or voting rights related to, the underliers.

▪	You are unwilling or unable to accept the risk that the securities may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the securities to maturity if they are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the securities.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

September 2026	Page 8

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

You must rely on your own evaluation of the merits of an investment in the securities. You should reach a decision whether to invest in the securities after carefully considering, with your advisors, the appropriateness of the securities in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the securities for investment.

September 2026	Page 9

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Hypothetical Examples

The following tables and examples illustrate the hypothetical payment at maturity or early redemption payment upon an automatic call and hypothetical total return at maturity or upon an automatic call on the securities. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity or early redemption payment upon an automatic call per $1,000 stated principal amount to $1,000.00. The tables and examples set forth below assume, for each underlier, the following hypothetical values and reflect call premiums and a maturity date premium based on a return of approximately 56.85% per annum:

Hypothetical Initial Underlier Values:	With respect to each underlier: $100.00
Hypothetical Trigger Values:	With respect to each underlier: $60.00, which is 60% of its hypothetical initial underlier value

The hypothetical initial underlier value of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial underlier value for any underlier. Please see “Astera Labs, Inc. Overview,” “Advanced Micro Devices, Inc. Overview” and “Marvell Technology, Inc. Overview” below for recent actual values of the underliers. The actual initial underlier values and trigger values applicable to the securities are set forth on the cover page of this document. The table and examples below are based on the worst performing underlier. We make no representation or warranty as to which of the underliers will be the worst performing underlier for the purpose of calculating the payment at maturity. For purposes of these examples, the “worst performing underlier” as of any determination date is the underlier with the lowest return measured from its initial underlier price to its closing level on that determination date. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the securities. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the securities.

What Is the Total Return on the Securities upon Automatic Call if the Securities Are Automatically Redeemed Prior to Maturity?

The following table and examples illustrate the hypothetical total return on the securities if the securities are automatically redeemed on a determination date (other than the final determination date). The securities will be automatically redeemed if the closing price of each underlier on any determination date (other than the final determination date) is greater than or equal to its initial underlier value for an early redemption payment equal to the stated principal amount plus the call premium applicable to that determination date, as set forth in the table below.

Determination Date	Call Premium	Early Redemption Payment	Total Return on the Securities
1st determination date	$1,000 × 56.8500%	$1,568.500	56.8500%
2nd determination date	$1,000 × 61.5875%	$1,615.875	61.5875%
3rd determination date	$1,000 × 66.3250%	$1,663.250	66.3250%
4th determination date	$1,000 × 71.0625%	$1,710.625	71.0625%
5th determination date	$1,000 × 75.8000%	$1,758.000	75.8000%
6th determination date	$1,000 × 80.5375%	$1,805.375	80.5375%
7th determination date	$1,000 × 85.2750%	$1,852.750	85.2750%
8th determination date	$1,000 × 90.0125%	$1,900.125	90.0125%
9th determination date	$1,000 × 94.7500%	$1,947.500	94.7500%
10th determination date	$1,000 × 99.4875%	$1,994.875	99.4875%
11th determination date	$1,000 × 104.2250%	$2,042.250	104.2250%
12th determination date	$1,000 × 108.9625%	$2,089.625	108.9625%

Example 1: The value of the worst performing underlier increases from its initial underlier value of $100.00 to a closing price of $105.00 on the first determination date, an increase of 5.00%.

Because the closing price of each underlier on the first determination date is greater than or equal to its initial underlier value, the securities are automatically redeemed on the first determination date for an early redemption payment on the related early redemption date of $1,568.500 per $1,000 stated principal, calculated as follows:

$1,000 + call premium applicable to the first determination date

= $1,000 + ($1,000 × 56.8500%)

= $1,000 + $568.50 = $1,568.500

The total return on the securities is 56.8500%, which represents a return of approximately 56.85% per annum.

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Principal at Risk Securities

Example 2: The securities are not automatically redeemed on the first determination date, and the value of the worst performing underlier increases from its initial underlier value of $100.00 to a closing price of $180.00 on the second determination date, an increase of 80.00%.

Because the securities were not redeemed on the first determination date and the closing price of each underlier on the second determination date is greater than or equal to its initial underlier value, the securities are automatically redeemed on the second determination date for an early redemption payment on the related early redemption date of $1,615.875 per $1,000 stated principal, calculated as follows:

$1,000 + call premium applicable to the second determination date

= $1,000 + ($1,000 × 61.5875%)

= $1,000 + $615.875= $1,615.875

The total return on the securities is 61.5875%, which represents a return of approximately 56.85% per annum. Even though the worst performing underlier appreciated by 80.00% from its initial underlier value to its closing price on the second determination date in this example, your return is limited to the call premium of 61.5875%.

September 2026	Page 11

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

If Not Redeemed Prior to Maturity, What Is the Total Return on the Securities at Maturity, Assuming a Range of Performances for the Worst Performing Underlier?

The following table and examples illustrate the hypothetical total return on the securities at maturity if the securities are not automatically redeemed.

Final Underlier Value of the Worst Performing Underlier	Appreciation / Depreciation of the Worst Performing Underlier	Underlier Performance Factor of the Worst Performing Underlier	Payment at Maturity	Total Return on the Securities
$220.00	120.00%	N/A	$2,137.00	113.70%
$213.70	113.70%	N/A	$2,137.00	113.70%
$200.00	100.00%	N/A	$2,137.00	113.70%
$190.00	90.00%	N/A	$2,137.00	113.70%
$175.00	75.00%	N/A	$2,137.00	113.70%
$150.00	50.00%	N/A	$2,137.00	113.70%
$120.00	20.00%	N/A	$2,137.00	113.70%
$110.00	10.00%	N/A	$2,137.00	113.70%
$100.00	0.00%	N/A	$2,137.00	113.70%
$95.00	-5.00%	N/A	$2,137.00	113.70%
$90.00	-10.00%	N/A	$2,137.00	113.70%
$80.00	-20.00%	N/A	$2,137.00	113.70%
$70.00	-30.00%	N/A	$2,137.00	113.70%
$60.00	-40.00%	N/A	$2,137.00	113.70%
$59.99	-40.01%	59.99%	$599.90	-40.01%
$50.00	-50.00%	50.00%	$500.00	-50.00%
$40.00	-60.00%	40.00%	$400.00	-60.00%
$30.00	-70.00%	30.00%	$300.00	-70.00%
$20.00	-80.00%	20.00%	$200.00	-80.00%
$10.00	-90.00%	10.00%	$100.00	-90.00%
$0.00	-100.00%	0.00%	$0.00	-100.00%

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated assuming the securities are not automatically redeemed.

Example 1: The securities are not redeemed prior to maturity and the value of the worst performing underlier increases from its initial underlier value of $100.00 to a final underlier value of $220.00, an increase of 120.00%.

Because the final underlier value of the worst performing underlier is greater than or equal to its trigger value, the investor receives a payment at maturity of $2,137.00 per $1,000 stated principal amount, calculated as follows:

$1,000 + maturity date premium

= $1,000 + ($1,000 × 113.7000%)

= $1,000 + $1,137.00 = $2,137.00

The total return on the securities is 113.70%, which represents a return of approximately 56.85% per annum. Even though the worst performing underlier appreciated by 120.00% from its initial underlier value to its final underlier value in this example, your return is limited to the maturity date premium of 113.7000%.

Example 2: The securities are not redeemed prior to maturity and the value of the worst performing underlier decreases from its initial underlier value of $100.00 to a final underlier value of $90.00, a decrease of 10.00%.

Although the final underlier value of the worst performing underlier is less than its initial underlier value, because the final underlier value of the worst performing underlier is greater than or equal to its trigger value, the investor receives a payment at maturity of $2,137.00 per $1,000 stated principal amount, calculated as follows:

$1,000 + maturity date premium

= $1,000 + ($1,000 × 113.7000%)

= $1,000 + $1,137.00 = $2,137.00

The total return on the securities is 113.70%, which represents a return of approximately 56.85% per annum.

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Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Example 3: The securities are not redeemed prior to maturity and the value of the worst performing underlier decreases from its initial underlier value of $100.00 to a final underlier value of $40.00, a decrease of 60.00%.

Because the final underlier value of the worst performing underlier is less than its trigger value, the payment at maturity is equal to $400.00 per security, calculated as follows:

$1,000 × underlier performance factor of the worst performing underlier

= $1,000 × (final underlier value of the worst performing underlier / initial underlier value of the worst performing underlier)

= $1,000 × ($40.00 / $100.00) = $400.00

The total return on the securities is -60.00%. Because the final underlier value of the worst performing underlier is less than its trigger value, you are fully exposed to the decline in the closing price of the worst performing underlier, even though the other underliers may have appreciated or have not declined below their respective trigger values.

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Principal at Risk Securities

Risk Factors

An investment in the securities involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities. Investing in the securities is not equivalent to investing directly in any or all of the underliers. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the securities generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the securities unless you understand and can bear the risks of investing in the securities.

Risks Relating to the Securities Generally

▪	The securities do not pay interest or guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that the securities do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final underlier value of the worst performing underlier is less than its trigger value, you will be exposed to the decline in the closing price of the worst performing underlier, as compared to its initial underlier value, on a 1-to-1 basis and you will receive for each security that you hold at maturity an amount in cash equal to the stated principal amount times the underlier performance factor of the worst performing underlier. Under these circumstances, your payment at maturity will be less than 60% of the stated principal amount and could be zero. There is no minimum payment at maturity on the securities.

▪	The potential return on the securities is limited to the applicable call premium or the maturity date premium, as applicable. Any positive return on your securities will not exceed the applicable call premium or maturity date premium, regardless of any appreciation in the value of any underlier, which may be significant. If, as of any determination date, the worst performing underlier has appreciated since the pricing date by more than the percentage represented by the applicable call premium or the maturity date premium, as applicable, you will receive a lower return on the securities than you would have received if you had invested directly in one or more underliers.

▪	You are exposed to the market risk of each underlier. Your return on the securities is not linked to a basket consisting of each underlier. Rather, it will be contingent upon the independent performance of each underlier. Unlike an instrument with a return linked to a basket of underlying assets in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each underlier. Poor performance by any underlier over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underliers. In addition, if the securities have not been automatically redeemed early and any underlier has declined to below its trigger value as of the final determination date, you will be fully exposed to the decline in the worst performing underlier over the term of the securities on a 1-to-1 basis, even if the other underliers have appreciated or have not declined as much. Under this scenario, the value of any such payment will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the market risk of each underlier.

▪	Because the securities are linked to the performance of the worst performing underlier, you are less likely to receive a positive return on your investment, and you are exposed to greater risks of sustaining a significant loss on your investment, than if the securities were linked to just one underlier. The likelihood of receiving a positive return is lower, and the risk that you will suffer a significant loss on your investment is greater, if you invest in the securities as opposed to substantially similar securities that are linked to the performance of just one underlier. With three underliers, it is more likely that at least one underlier will close below its initial underlier value on any determination date (other than the final determination date) or its trigger value on the final determination date than if the securities were linked to only one underlier, and therefore it is less likely that you will receive a positive return and more likely that you will suffer a significant loss on your investment.

▪	Automatic early redemption risk. The term of your investment in the securities may be limited to as short as approximately one year by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no further payments and you may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities in a comparable investment with a similar level of risk in the event the securities are redeemed prior to the maturity date. In addition, if the securities are automatically redeemed on an earlier determination date, you will receive a lower call premium than if the securities were redeemed on a later determination date or if the securities were held to maturity and the final underlier value of the worst performing underlier were greater than or equal to its trigger value. Accordingly, you will not receive the highest premium if the securities are automatically redeemed prior to the final determination date.

▪	Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. Any payment on the securities will be determined based on the closing prices of the underliers on the dates specified. You will not benefit from any more favorable values of the underliers determined at any other time.

▪	Contingent repayment of principal applies only at maturity or upon any automatic early redemption. You should be willing and able to hold the securities to maturity or any automatic early redemption. If you sell the securities prior to maturity in the secondary market, if any, you may have to sell the securities at a loss relative to your initial investment even if the price of each underlier is above its trigger value.

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Principal at Risk Securities

▪	Investing in the securities is not equivalent to investing in any or all underliers. Investors in the securities will not own the underliers or have voting rights or rights to receive dividends or other distributions or any other rights with respect to the underliers.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the securities, the tax consequences of the ownership and disposition of the securities could be materially and adversely affected.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The securities are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the securities and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the securities.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the securities or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the securities (or the trustee on behalf of the holders of the securities), by acquiring the securities, each holder or beneficial owner of the securities acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the securities losing all or a part of the value of your investment in the securities or receiving a different security from the securities, which may be worth significantly less than the securities and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the securities. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the securities. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underliers

▪	No affiliation with the issuers of the underliers. The issuers of the underliers are not affiliates of ours, are not involved with this offering in any way, and have no obligation to consider your interests in taking any corporate actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the issuer of any underlier in connection with this offering.

▪	Single equity risk. The price of each underlier can rise or fall sharply due to factors specific to each underlier and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the issuer of each underlier.

▪	The common stock of Astera Labs, Inc. has a limited trading history. The common stock of Astera Labs, Inc. began regular trading on The Nasdaq Stock Market on March 20, 2024 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

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Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the securities upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of an underlier. However, the calculation agent might not make such adjustments in response to all events that could affect an underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the securities. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated. Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of an underlier, the calculation agent may replace that underlier with shares of another company identified as described in the prospectus supplement or, in some cases, with shares, cash or other assets distributed to holders of that underlier upon the occurrence of that event. In the alternative, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent or may make other changes to the terms of the securities to account for the occurrence of that event. Any decision by the calculation agent to replace an underlier, to accelerate the securities or to otherwise adjust the terms of the securities could adversely affect the value of, and any amount payable on, the securities, perhaps significantly, and could result in a significantly lower return on the securities than if the calculation agent had made a different decision. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the securities. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the securities or any underlier, or engaging in transactions in them, and any such action could adversely affect the value of that underlier. These legislative or regulatory actions could result in restrictions on the securities or the de-listing of any underlier. You may lose a significant portion or all of your initial investment in the securities if any underlier is de-listed or if you are forced to divest the securities due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the securities has declined. See “—Reorganization or other events could adversely affect the value of the securities or result in the securities being accelerated” above.

▪	We may accelerate the securities if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the securities or an underlier, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the securities if they were not accelerated. However, if the calculation agent elects not to accelerate the securities, the value of, and any amount payable on, the securities could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

Risks Relating to Conflicts of Interest

▪	We may engage in business with or involving the issuer of any underlier without regard to your interests. We or our affiliates may presently or from time to time engage in business with the issuer of any underlier without regard to your interests and thus may acquire non-public information about the issuer of any underlier. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the issuer of any underlier, which may or may not recommend that investors buy or hold any underlier.

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the securities. Hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities could adversely affect the values of the underliers and, as a result, could decrease the amount an investor may receive on the securities at maturity, if any. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier values and, as a result, the trigger values, which are the prices at or above which the respective underliers must close on the final determination date in order for you to avoid being exposed to the negative performance of the worst performing underlier at maturity. Additionally, such hedging or trading activities during the term of the securities, including on the determination dates, could potentially affect the prices of the underliers on the determination dates and, accordingly, whether the securities are automatically redeemed prior to maturity and, if the securities are not redeemed prior to maturity, the payment at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the securities, may engage in various activities or make determinations that could materially affect your securities in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the securities, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the securities.

In connection with our normal business activities and in connection with hedging our obligations under the securities, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients

September 2026	Page 16

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Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to an underlier. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the securities. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the securities into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the securities.

In addition, the role played by Barclays Capital Inc., as the agent for the securities, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the securities. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the securities and such compensation or financial benefit may serve as an incentive to sell the securities instead of other investments. Furthermore, we and our affiliates establish the offering price of the securities for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the securities. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the securities to you. This additional projected profit may create a further incentive for the selected dealer to sell the securities to you.

In addition to the activities described above, we will also act as the calculation agent for the securities. As calculation agent, we will determine any values of the underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Underliers” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the securities, and any of these determinations may adversely affect any payments on the securities.

Risks Relating to the Estimated Value of the Securities and the Secondary Market

▪	The securities will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the securities in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price, if any, at which you may be able to trade your securities is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the securities. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the securities (as described on the cover page of this document), which may inhibit the development of a secondary market for the securities. The securities are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your securities to maturity.

▪	The market price of the securities will be influenced by many unpredictable factors. Several factors will influence the value of the securities in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the securities in the secondary market. Although we expect that generally the values of the underliers on any day will affect the value of the securities more than any other single factor, other factors that may influence the value of the securities include:

o	the volatility (frequency and magnitude of changes in value) of each underlier;

o	whether the final underlier value of any underlier is expected to be below its trigger value;

o	correlation (or lack of correlation) of the underliers;

o	dividend rates on the underliers;

o	interest and yield rates in the market;

o	time remaining until the securities mature;

o	supply and demand for the securities;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underliers and that may affect the final underlier values; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. See “Astera Labs, Inc. Overview,” “Advanced Micro Devices, Inc. Overview” and “Marvell Technology, Inc. Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your securities prior to maturity.

September 2026	Page 17

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

▪	The estimated value of your securities is lower than the initial issue price of your securities. The estimated value of your securities on the pricing date is lower than the initial issue price of your securities. The difference between the initial issue price of your securities and the estimated value of the securities is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the securities, the estimated cost that we may incur in hedging our obligations under the securities, and estimated development and other costs that we may incur in connection with the securities. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your securities might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your securities on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the securities is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your securities on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the securities may not be consistent with those of other financial institutions that may be purchasers or sellers of securities in the secondary market. As a result, the secondary market price of your securities may be materially different from the estimated value of the securities determined by reference to our internal pricing models.

▪	The estimated value of your securities is not a prediction of the prices at which you may sell your securities in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your securities and may be lower than the estimated value of your securities. The estimated value of the securities will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your securities in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the securities. Further, as secondary market prices of your securities take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the securities such as fees, commissions, discounts, and the costs of hedging our obligations under the securities, secondary market prices of your securities will likely be lower than the initial issue price of your securities. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the securities from you in secondary market transactions, if any, will likely be lower than the price you paid for your securities, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the securities in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your securities. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market (if Barclays Capital Inc. makes a market in the securities, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the securities on the pricing date, as well as the secondary market value of the securities, for a temporary period after the initial issue date of the securities. The price at which Barclays Capital Inc. may initially buy or sell the securities in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your securities.

September 2026	Page 18

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Astera Labs, Inc. Overview

According to publicly available information, Astera Labs, Inc.  is a semiconductor company which provides hardware and software solutions for AI and cloud infrastructure applications to solve data, memory and networking bottlenecks.

Information filed by Astera Labs, Inc. with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), can be located by reference to its SEC file number: 001-41979. The common stock of Astera Labs, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “ALAB.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Astera Labs, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Astera Labs, Inc.’s SEC file number provided above.

The summary information above regarding Astera Labs, Inc. comes from Astera Labs, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Astera Labs, Inc. and to other publicly available information (such as Astera Labs, Inc.’s annual report) to obtain an understanding of Astera Labs, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The following graph shows the daily closing prices of the common stock of Astera Labs, Inc. for the period specified below. The common stock of Astera Labs, Inc. began regular trading on The Nasdaq Stock Market on March 20, 2024 and therefore has limited performance history. The closing price of the common stock of Astera Labs, Inc. on September 18, 2026 was $303.25. We obtained the closing prices of the common stock of Astera Labs, Inc. from Bloomberg Professional® service (“Bloomberg”), without independent verification. Historical performance of the common stock of Astera Labs, Inc. should not be taken as an indication of future performance. Future performance of the common stock of Astera Labs, Inc. may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Astera Labs, Inc. during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the common stock of Astera Labs, Inc. will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Astera Labs, Inc. Historical Performance* March 20, 2024 to September 18, 2026

* The dotted line indicates the trigger value of 60% of the initial underlier value of the common stock of Astera Labs, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

September 2026	Page 19

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Advanced Micro Devices, Inc. Overview

According to publicly available information, Advanced Micro Devices, Inc. is a semiconductor company whose products include Artificial Intelligence (AI) accelerators, microprocessors (CPUs) and graphics processing units (GPUs), as standalone devices or as incorporated into accelerated processing units (APUs), chipsets, data center and professional GPUs, embedded processors, semi-custom System-on-Chip (SOC) products, microprocessor and SoC development services and technology, data processing units (DPUs), Field Programmable Gate Arrays (FPGAs), System on Modules (SOMs), AI Network Interface Cards (AI NICs) and Adaptive SoC products and that, from time to time, may also sell or license portions of its intellectual property portfolio.

Information filed by Advanced Micro Devices, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-07882. The common stock of Advanced Micro Devices, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “AMD.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Advanced Micro Devices, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Advanced Micro Devices, Inc.’s SEC file number provided above.

The summary information above regarding Advanced Micro Devices, Inc. comes from Advanced Micro Devices, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Advanced Micro Devices, Inc. and to other publicly available information (such as Advanced Micro Devices, Inc.’s annual report) to obtain an understanding of Advanced Micro Devices, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The following graph shows the daily closing prices of the common stock of Advanced Micro Devices, Inc. for the period specified below. The closing price of the common stock of Advanced Micro Devices, Inc. on September 18, 2026 was $559.82. We obtained the closing prices of the common stock of Advanced Micro Devices, Inc. from Bloomberg, without independent verification. Historical performance of the common stock of Advanced Micro Devices, Inc. should not be taken as an indication of future performance. Future performance of the common stock of Advanced Micro Devices, Inc. may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Advanced Micro Devices, Inc. during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the common stock of Advanced Micro Devices, Inc. will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Advanced Micro Devices, Inc. Historical Performance* January 4, 2021 to September 18, 2026

* The dotted line indicates the trigger value of 60% of the initial underlier value of the common stock of Advanced Micro Devices, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

September 2026	Page 20

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Marvell Technology, Inc. Overview

According to publicly available information, Marvell Technology, Inc. is a supplier of data infrastructure semiconductor products and services.

Information filed by Marvell Technology, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-40357. The common stock of Marvell Technology, Inc. is listed on The Nasdaq Stock Market under the ticker symbol “MRVL.”

We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by Marvell Technology, Inc. can be located on a website maintained by the SEC at http://www.sec.gov by reference to Marvell Technology, Inc.’s SEC file number provided above.

The summary information above regarding Marvell Technology, Inc. comes from Marvell Technology, Inc.’s SEC filings. You are urged to refer to the SEC filings made by Marvell Technology, Inc. and to other publicly available information (such as Marvell Technology, Inc.’s annual report) to obtain an understanding of Marvell Technology, Inc.’s business and financial prospects. The summary information contained above is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or the accompanying prospectus or prospectus supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

The following graph shows the daily closing prices of the common stock of Marvell Technology, Inc. for the period specified below. The closing price of the common stock of Marvell Technology, Inc. on September 18, 2026 was $244.25. We obtained the closing prices of the common stock of Marvell Technology, Inc. from Bloomberg, without independent verification. Historical performance of the common stock of Marvell Technology, Inc. should not be taken as an indication of future performance. Future performance of the common stock of Marvell Technology, Inc. may differ significantly from historical performance, and no assurance can be given as to the closing price of the common stock of Marvell Technology, Inc. during the term of the securities, including on any of the determination dates. We cannot give you assurance that the performance of the common stock of Marvell Technology, Inc. will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain corporate actions, such as stock splits, public offerings, mergers and acquisitions, spin-offs, extraordinary dividends, delistings and bankruptcy.

Common Stock of Marvell Technology, Inc. Historical Performance * January 4, 2021 to September 18, 2026

* The dotted line indicates the trigger value of 60% of the initial underlier value of the common stock of Marvell Technology, Inc.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

September 2026	Page 21

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

Additional Information about the Securities

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities. As discussed in the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement, we have not attempted to ascertain whether any issuer of any shares (or other equity interests) to which a security relates is a U.S. real property holding corporation (“USRPHC”) or a passive foreign investment company (“PFIC”). If any such issuer were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. holder in the case of a PFIC, or to a non-U.S. holder in the case of a USRPHC. You should consult your tax advisor regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

Based on current market conditions, in the opinion of our special tax counsel, the securities should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underliers. Assuming this treatment is respected, upon a sale or exchange of the securities (including redemption upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the securities, which should equal the amount you paid to acquire the securities. This gain or loss on your securities should be treated as short-term capital gain or loss unless you hold your securities for more than a year, in which case the gain or loss should be long-term capital gain or loss, whether or not you are an initial purchaser of securities at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the securities could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the securities do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the securities with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the securities.

Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the securities will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.

September 2026	Page 22

Trigger Jump Securities with Auto-Callable Feature due September 21, 2028

Based on the Value of the Worst Performing of the Common Stock of Astera Labs, Inc., the Common Stock of Advanced Micro Devices, Inc. and the Common Stock of Marvell Technology, Inc.

Principal at Risk Securities

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the securities by taking positions in futures and options contracts on the underliers and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the values of the underliers, the market value of the securities or any amounts payable on the securities. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the securities offered by this pricing supplement have been issued by Barclays Bank PLC pursuant to the indenture, the trustee has made, in accordance with instructions from Barclays Bank PLC, appropriate entries or notations in its records relating to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the securities to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York, except that such counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Barclays Bank PLC, the indenture or the securities (together with the indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of June 11, 2026, filed as an exhibit to a report on Form 6-K by Barclays Bank PLC on June 11, 2026, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated June 11, 2026, which has been filed as an exhibit to the report on Form 6-K referred to above.

This document represents a summary of the terms and conditions of the securities. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each security they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each security, in each case as specified on the cover page of this document.

September 2026	Page 23